Investor Relations contact	Lindsey Crabbe	FOR IMMEDIATE RELEASE
l.crabbe@bspcredit.com

Media contact	Sam Turvey
s.turvey@bspcredit.com

Franklin BSP Realty Trust, Inc. Announces Third Quarter 2026 Results
New York City, NY – October 28, 2026 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter ended September 30, 2026.
During the third quarter, FBRT increased fully converted book value(1) per share and continued to execute on its key priorities, including accretive share repurchases, resolving legacy assets and growing the contribution from its Agency Business.
Third Quarter 2026 Summary
•GAAP net loss of $(27.0) million or $(0.41) per diluted common share
•Distributable Earnings (a non-GAAP financial measure) of $3.3 million, or $(0.02) per diluted common share on a fully converted basis(1)
•Distributable Earnings before realized losses (a non-GAAP financial measure) of $25.8 million, or $0.24 per diluted common share on a fully converted basis(1)
•Repurchased 7,433,748 shares of common stock at an average price of $8.14 per share for an aggregate of $60.5 million, resulting in $0.55 per diluted common share of book value accretion on a fully converted basis(1)
•Book value of $14.26 per diluted common share on a fully converted basis(1), an increase of $0.02 from the prior quarter
•Adjusted(2) fully converted(1) book value per share of $15.13, an increase of $0.39 from the prior quarter
•Core portfolio:
◦Principal balance of $4.1 billion across 175 loans, with an average loan size of $23.2 million, and 83% collateralized by multifamily properties
◦Closed $249.3 million of new loan commitments and funded $284.8 million on new and existing loans
◦Received loan repayments of $405.5 million
◦Average portfolio risk rating of 2.4, unchanged from prior quarter
•Agency Business segment:
◦Servicing portfolio grew by $1.4 billion to $61.3 billion(3)
◦Originated $670.4 million of new loan commitments under programs with Fannie Mae, Freddie Mac, and HUD
◦Mortgage Servicing Rights ("MSRs") book value at $201.2 million, with another $8.1 million in MSR book value related to loan commitments and funded agency loans
•Declared a third quarter common stock cash dividend of $0.20, representing an annualized 5.6% yield on fully converted book value(1), or 12.8% yield on current trading price(4)
•Total liquidity of $407.2 million, including $100.8 million of cash and cash equivalents
Portfolio and Investment Activity
Core portfolio: For the quarter ended September 30, 2026, the Company closed $249.3 million of new loan commitments, funded $284.8 million of principal balance on new and existing loans, and received loan repayments of $405.5 million. FBRT's average portfolio risk rating was 2.4, unchanged from the prior quarter. At quarter end, the Company had 13 loans with a principal balance of $333.6 million on its watch list, six of which are risk rated a four and seven of which are risk rated a five.

1 Fully Converted assumes conversion of our series of convertible preferred stock and OP Units along with full vesting of our outstanding equity compensation awards.
2 Excludes the impact of accumulated depreciation and amortization of real property and includes the impact of the fair value of our MSRs over their carrying value, resulting in a total adjustment of $72.0 million.
3 Includes $4.4 billion of principal serviced for a wholly owned subsidiary of the Company; related revenue is eliminated in consolidation.
4 Current trading price as of October 23, 2026.

Conduit: For the quarter ended September 30, 2026, the Company originated $61.5 million of fixed rate conduit loans and sold $54.5 million of conduit loans for a gain of $1.0 million, gross of related derivatives.
Agency Business segment: For the quarter ended September 30, 2026, the Company originated $670.4 million of new commitments under programs with Fannie Mae, Freddie Mac, and HUD and managed a servicing portfolio of $61.3 billion.
Real estate owned and equity method investments: For the quarter ended September 30, 2026, the Company had ten foreclosure real estate owned positions totaling $339.5 million, one investment real estate owned position of $113.9 million, and six equity method investment positions of $88.7 million.
Allowance for credit losses: During the quarter, the Company recognized a net provision for credit losses of $43.1 million. Provision for our core portfolio was $37.7 million, comprised of a specific allowance provision of $38.7 million, partially offset by a general benefit of $1.0 million. Provision for our Agency Business was $5.4 million, comprised of a general provision of $5.0 million and a provision for specific allowance of $0.4 million.
Book Value
As of September 30, 2026, book value was $14.26 per diluted common share on a fully converted basis(1).
Share Repurchase Program
During the quarter ended September 30, 2026, the Company repurchased 7,433,748 shares of common stock at an average price of $8.14 per share for an aggregate of $60.5 million, which represents a $0.55 per share increase to book value on a fully converted basis(1). On October 27, 2026, the Company’s board of directors extended the program to December 31, 2027.
Subsequent Events
On October 15, 2026, the Company called all of the outstanding notes issued by BSPRT 2023-FL10 Issuer, Ltd., a wholly owned indirect subsidiary of the Company. The notes had an outstanding principal balance of $267.2 million at the time of redemption.
Distributable Earnings and Distributable Earnings to Common
Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans and derivatives, including CECL reserves and impairments, net of realized gains and losses, as described further below, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) subordinated performance fee accruals/(reversal), (vi) realized gains and losses on debt extinguishment and CLO calls, (vii) non-cash income from mortgage servicing rights, and (viii) certain other non-cash items. Distributable Earnings before realized losses, a non-GAAP measure, presents Distributable Earnings gross of realized gain (loss) on debt extinguishment and realized gain (loss) on loans and real estate owned. Further, Distributable Earnings to Common, a non-GAAP measure, presents Distributable Earnings net of (x) perpetual preferred stock dividend payments and (y) non-controlling interests in joint ventures.
As noted above, we exclude unrealized gains and losses on loans and other investments, including CECL reserves and impairments, from our calculation of Distributable Earnings and include realized gains and losses. The nature of these adjustments is described more fully in the footnotes to our reconciliation tables. GAAP loan loss reserves and any property impairment losses have been excluded from Distributable Earnings consistent with other unrealized losses pursuant to our existing definition of Distributable Earnings. We expect to only recognize such potential credit or property impairment losses in Distributable Earnings if and when such amounts are deemed nonrecoverable upon a realization event. This is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. Amounts may also be deemed non-recoverable if, in our determination, it is nearly certain the carrying amounts will not be collected or realized. The realized loss amount reflected in Distributable Earnings will generally equal the difference between the cash received and the Distributable Earnings basis of the asset. The timing of any such loss realization in our Distributable Earnings may differ materially from the timing of the corresponding loss reserves, charge-offs or impairments in our consolidated financial statements prepared in accordance with GAAP.
The Company believes that Distributable Earnings, Distributable Earnings before realized losses and Distributable Earnings to Common provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings, Distributable Earnings before realized losses and Distributable Earnings to Common are useful financial metrics for existing and potential future holders of its common stock as historically, over time, Distributable Earnings to Common has been an indicator of common dividends per share. As a REIT, the

1 Fully Converted assumes conversion of our series of convertible preferred stock and OP Units along with full vesting of our outstanding equity compensation awards.

Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings to Common helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared.
Distributable Earnings, Distributable Earnings before realized losses and Distributable Earnings to Common do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings, Distributable Earnings before realized losses and Distributable Earnings to Common may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.
Please refer to the financial statements and reconciliation of GAAP Net Income to Distributable Earnings, Distributable Earnings before Realized Losses and Distributable Earnings to Common included at the end of this release for further information.

Supplemental Information
The Company published a supplemental earnings presentation for the quarter ended September 30, 2026 on its website to provide additional disclosure and financial information. These materials can be found on the Company’s website at https://www.fbrtreit.com under the Presentations tab.
Conference Call and Webcast
The Company will host a conference call and live audio webcast to discuss its financial results on Thursday, October 29, 2026 at 9:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10212374/104fe7efcee. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call.
The call will also be accessible via live webcast at https://ccmediaframe.com/?id=qqnAxQmO. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through the Company’s website in advance of the call.
An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.
About Franklin BSP Realty Trust, Inc.
Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of September 30, 2026, FBRT had approximately $6.0 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Templeton, Inc. For further information, please visit www.fbrtreit.com.
About Benefit Street Partners
Benefit Street Partners is an alternative credit pioneer with $96 billion in assets under management as of August 31, 2026 (including Apera). It seeks to deliver attractive, risk-adjusted returns through its deep specialism, long-term relationships and global reach. A wholly owned subsidiary of Franklin Templeton, BSP is focused on credit. Through its disciplined, solutions-oriented approach, BSP unlocks opportunities across market cycles and geographies. The firm manages strategies spanning private debt, real estate debt, structured credit, and liquid loans. For more information, visit www.bspcredit.com.
About Franklin Templeton
Franklin Templeton is a trusted investment partner, delivering tailored solutions that align with clients’ strategic goals. With deep portfolio management expertise across public and private markets, we combine investment excellence with cutting-edge technology. Since our founding in 1947, we have empowered clients through strategic partnership, forward-looking insights, and continuous innovation – providing the tools and resources to navigate change and capture opportunity.
With more than $1.8 trillion in assets under management as of September 30, 2026, Franklin Templeton operates globally in more than 35 countries.
To learn more, visit www.franklintempleton.com and follow us on LinkedIn.
Forward-Looking Statements
Certain statements included in this press release are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
The Company's forward-looking statements are subject to various risks and uncertainties. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, the extent of any recoveries on delinquent loans, the financial stability of our borrowers and the other risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$100,821	$167,292
Restricted cash	18,787	17,889
Investment securities, held to maturity(1)	24,781	20,483
Commercial mortgage loans, held for investment, net of allowance for credit losses of $71,932 and $38,302 as of September 30, 2026 and December 31, 2025, respectively(2)	3,967,590	4,383,134
Commercial mortgage loans, held for sale, measured at fair value(3)	373,181	360,718
Real estate securities, available for sale, measured at fair value, amortized cost of $0 and $151,946 as of September 30, 2026 and December 31, 2025, respectively(4)	—	151,662
Mortgage servicing rights, net	201,178	212,216
Accrued interest receivable	29,907	41,468
Receivable for loan repayment(5)	12,070	50,619
Prepaid expenses and other assets	45,264	45,112
Real estate owned, net of depreciation	259,713	99,265
Real estate owned, held for sale	160,047	198,883
Equity method investments	88,656	71,682
Intangible assets, net of amortization	112,134	115,553
Goodwill	92,048	92,048
Derivative instruments, measured at fair value	17,702	11,315
Loans eligible for repurchase	—	17,911
Variable interest entity (“VIE”) assets, measured at fair value	521,259	—
Total assets	$6,025,138	$6,057,250
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$2,856,873	$2,735,582
Repurchase agreements and revolving credit facilities - commercial mortgage loans	837,901	1,087,087
Repurchase agreements - real estate securities	39,489	187,371
Other financings	12,865	12,865
Unsecured debt	161,392	185,466
Mortgage note payable	24,186	23,998
Allowance for loss sharing	24,602	19,484
Accrued compensation	42,006	43,662
Liability for loans eligible for repurchase	—	17,911
Interest payable	14,837	16,110
Distributions payable	21,431	38,935
Accounts payable and accrued expenses	20,398	18,892
Due to affiliates	12,561	12,054
Derivative instruments, measured at fair value	16	6,951
Other liabilities	21,053	29,657
VIE liabilities, measured at fair value	493,393	—
Total liabilities	$4,583,003	$4,436,025
Commitments and Contingencies
Redeemable convertible preferred stock:
Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of September 30, 2026 and December 31, 2025	$89,748	$89,748
Total redeemable convertible preferred stock	$89,748	$89,748
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of September 30, 2026 and December 31, 2025	$258,742	$258,742
Common stock, $0.01 par value, 900,000,000 shares authorized, 75,881,209 and 81,553,982 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	755	808
Additional paid-in capital	1,561,187	1,593,365
Accumulated other comprehensive income/(loss)	—	(284)
Accumulated deficit	(474,452)	(411,101)
Total stockholders' equity	$1,346,232	$1,441,530
Non-controlling interest	6,155	89,947
Total equity	$1,352,387	$1,531,477
Total liabilities, redeemable convertible preferred stock and equity	$6,025,138	$6,057,250

____________________
(1) Includes pledged assets of $24.5 million and $20.2 million as of September 30, 2026 and December 31, 2025, respectively.
(2) Includes pledged assets of $647.9 million and $855.2 million as of September 30, 2026 and December 31, 2025, respectively.
(3) Includes pledged assets of $364.1 million and $329.2 million as of September 30, 2026 and December 31, 2025, respectively.
(4) Includes pledged assets of $0.0 million and $151.7 million as of September 30, 2026 and December 31, 2025, respectively.
(5) Includes $11.8 million and $50.5 million of cash held by servicer related to the CLOs as of September 30, 2026 and December 31, 2025, respectively.
The accompanying notes are an integral part of these unaudited consolidated financial statements.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Income
Interest income	$84,218	$106,167	$273,654	$331,246
Less: Interest expense	59,845	76,492	192,336	217,298
Net interest income	24,373	29,675	81,318	113,948
Gain/(loss) on sales, including fee-based services, net	20,717	29,423	57,822	34,726
Mortgage servicing rights	8,654	19,745	19,313	19,745
Servicing revenue, net	12,276	3,606	32,484	3,606
Gain/(loss) on derivatives	984	(122)	3,318	(456)
Revenue from real estate owned	7,933	7,222	20,353	22,355
Total income	$74,937	$89,549	$214,608	$193,924
Expenses
Compensation and benefits	$27,532	$34,434	$71,325	$34,434
Asset management and subordinated performance fee	5,865	6,082	17,888	18,174
Acquisition expenses	186	265	772	739
Administrative services expenses	2,912	3,455	7,274	10,687
Professional fees	4,742	9,334	21,268	20,609
Other expenses	11,367	14,052	34,602	35,557
Depreciation and amortization	2,238	3,432	7,641	6,193
Share-based compensation	1,208	2,237	6,068	6,799
Total expenses	$56,050	$73,291	$166,838	$133,192
Other income/(loss)
(Provision)/benefit for credit losses	$(43,105)	$569	$(61,731)	$3,954
Realized gain/(loss) on real estate securities, available for sale	(888)	—	(888)	113
Realized gain/(loss) on extinguishment of debt	1,699	—	766	—
Gain/(loss) on other real estate investments	(12,826)	(2,116)	(9,597)	(1,664)
Income/(loss) from equity method investments	45	6	13,797	187
Change in net assets of consolidated VIE, CMBS trust	1,124	—	1,420	—
Total other income/(loss)	$(53,951)	$(1,541)	$(56,233)	$2,590
Income/(loss) before taxes	(35,064)	14,717	(8,463)	63,322
(Provision)/benefit for income tax	8,022	2,899	9,988	2,383
Net income/(loss)	$(27,042)	$17,616	$1,525	$65,705
Net (income)/loss attributable to non-controlling interest	358	(302)	(660)	(1,132)
Net income/(loss) attributable to Franklin BSP Realty Trust, Inc.	$(26,684)	$17,314	$865	$64,573
Less: Preferred stock dividends	5,915	6,749	17,747	20,245
Net income/(loss) applicable to common stock	$(32,599)	$10,565	$(16,882)	$44,328

Basic earnings per share	$(0.41)	$0.12	$(0.23)	$0.52
Diluted earnings per share	$(0.41)	$0.12	$(0.23)	$0.51
Basic weighted average shares outstanding	80,287,854	82,214,630	78,861,945	82,150,496
Diluted weighted average shares outstanding	80,756,562	90,600,581	78,861,945	84,976,530

FRANKLIN BSP REALTY TRUST, INC.
RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS
(In thousands, except share and per share data)
(Unaudited)
The following table provides a reconciliation of GAAP net income to Distributable Earnings, Distributable Earnings before Realized Losses and Distributable Earnings to Common for the three and nine months ended September 30, 2026 and 2025 (amounts in thousands, except share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP Net Income (Loss)	$(27,042)	$17,616	$1,525	$65,705
Adjustments:
Unrealized (gain)/loss on financial instruments(1)	12,490	1,888	9,207	2,645
Subordinated performance fee(2)	—	(270)	—	(810)
Non-cash compensation expense	1,469	5,185	7,965	9,747
Depreciation and amortization, net	2,189	3,427	7,502	6,188
Transaction-related and non-recurring items(3)	—	3,997	—	8,818
(Reversal of)/provision for credit losses	43,105	(569)	61,731	(3,954)
(Gain) / loss on debt extinguishment reversal	(1,699)	—	(766)	—
Income from mortgage servicing rights	(8,654)	(19,745)	(19,313)	(19,745)
Amortization and write-offs of MSRs	9,693	15,924	29,962	15,924
Deferred tax adjustment	(6,409)	—	(6,017)	—
Change in net assets of consolidated VIE due to unrealized (gain)/loss	(269)	—	(269)	—
Fair value adjustments on equity investments(4)	906	904	(9,701)	904
Distributable Earnings before realized gain/(loss)	$25,779	$28,357	$81,826	$85,422
Realized gain / (loss) on debt extinguishment	1,699	—	766	—
Realized gain/(loss) adjustment on loans and REO(5)	(24,214)	(1,656)	(37,483)	(35,950)
Distributable Earnings	$3,264	$26,701	$45,109	$49,472
7.5% series E cumulative redeemable preferred stock dividend	(4,842)	(4,842)	(14,526)	(14,526)
Noncontrolling interests net (income) / loss	358	(302)	(660)	(1,132)
Noncontrolling interests net (income) / loss DE adjustments	(468)	(509)	380	235
Distributable Earnings to Common	$(1,688)	$21,048	$30,303	$34,049
Average common stock & common stock equivalents(6)	1,253,042	1,385,374	1,296,900	1,349,740
GAAP net income/(loss) ROE	(10.1)%	3.6%	(1.4)%	4.9%
Distributable earnings ROE to common	(0.5)%	6.1%	3.1%	3.4%
GAAP net income/(loss) per share, diluted	$(0.41)	$0.12	$(0.23)	$0.51
GAAP net income/(loss) per share, fully converted(7)	$(0.36)	$0.13	$(0.13)	$0.55
Distributable earnings per share, fully converted(7)	$(0.02)	$0.22	$0.33	$0.37
Distributable earnings per share before realized gain/(loss), fully converted(7)	$0.24	$0.23	$0.73	$0.76
________________________
(1) Represents unrealized gains and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value and (iii) derivatives.
(2) Represents accrued and unpaid subordinated performance fee. In addition, reversal of subordinated performance fee represents cash payment obligations in the quarter.
(3) Represents transaction-related and non-recurring costs associated with the acquisition of NewPoint.
(4) Represents non-cash (income) loss from equity method investments, net of cash received as return on capital for the quarter.
(5) Represents amounts deemed nonrecoverable upon a realization event, which is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. Amounts may also be deemed non-recoverable if, in our determination, it is nearly certain the carrying amounts will not be collected or realized upon sale. Amount may be different than the GAAP basis. As of September 30, 2026, the Company has $9.9 million of GAAP gain adjustments and $13.8 million of GAAP loss adjustments that would run through distributable earnings if and when cash gains or losses are realized.
(6) Represents the average of all classes of equity except the Series E Preferred Stock.
(7) Fully Converted assumes conversion of our series of convertible preferred stock and OP units along with full vesting of our outstanding equity compensation awards.